                                                                   Exhibit 10.7

                        AUFHEBUNGS-UND RUHESTANDSVERTRAG

zwischen

1.       DER METRON TECHNOLOGY (DEUTSCHLAND) GMBH,
         SATURNSTRSSE 48, 85609 ASCHHEIM      - als Dienstgeberin -

2.       DER METRON TECHNOLOGY B.V.
         KABELSTRAAT 19, 1322 AD ALMERE / NIEDERLANDE

                                                  - als Dienstgeberin -

          beide vertrenten durch den Managing Director der Metron Technology B.V., Edward Segal

und

         HERRN UDO JAENSCH,

         BURGMEIERSTRASSE 9a, 85521 OTTOBRUNN- als Dienstnehmer

                                    PRAAMBEL

Die Parteien dieser Vereinbarung sind nach langeren Gesprachen uberein gekommen, ihre Zusammenarbeit einvernehmlich zu beenden. Herr Jaensch war Geschaftsfuhrer der Metron Technology (Deutschland) GmbH bis zum 04.03.1998. Er ist zum Zeitpunkt dieser Vereinbarung noch Member of the Managing Board und Managing Director Klasse B der Metron Technology B.V., Geschaftsfuhrer der Metron Technology EDA GmbH und hat einen Anstellungsvertrag mit der Metron Technology (Deutschland) GmbH. Um die gemeinsame Zielsetzung der einvernehmlichen Losung aller Vertragsverhaltnisse zu bewirken, vereinbaren die Parteien folgendes:

1. Die Parteien sind sich daruber einig, daSS samtliche zwischen ihnen bestehende Anstellungsveraltnisse, insbesondere der Anstellungsvertrag von Herrn Jaensch als Geschaftsfuhrer, der am 13.07.1979 von Rechtsanwalt und Notar Andreas RoSSbach in Frankfurt/Main attestiert worden ist, in der Fassung der Zusatzvereinbarung Nr. 1, die am 05.07.1982 von Rechtsanwalt und Notar Johann Andreas RoSSbach in Frankfurt/Main attestiert wurde, sowie der Zusatzvereinbarung Nr.2, am
         15.02.1999 endet.

2. Herr Jaensch verpflichtet sich, sein Amt als Member of the Managing Board und Managing Director Klasse B der Metron Technology B.V. sowie sein Geschaftsfuhreramt bei der Metron Technology EDA GmbH mit Wirkung zum 15.02.1999 niederzulegen. Der Entwurf eines entsprechenden Schreibens ist dieser Vereinbarung als ANLAGE 1 beigefugt und von Herrn Jaensch im Original zeitgleich mit Unterzeichnumg dieser

                                   1.
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         Vereinbarung zu unterschreiben. Die Gesellschafter verpflichten sich, die Niederlegung zu akzeptieren und Herrn Jaensch zu entlasten.

3. Die Metron Technology (Deutschland) GmbH verpflichtet sich, Herrn Jaensch im Zeitraum vom 16.02.1999 bis zur Vollendung des 63. Lebensjahres von Herrn Jaensch am 02.04.2005 Vorruhestandsgeldzahlungen in Hohe von DM 270.000,00 brutto jahrlich zu leisten. Die Auszahlung des Betrages erfolgt in zwolf gleichen Monatsraten, zahlbar jeweils zum Monatsende.

         Die Zahlung ist zum Ablauf eines jeden Jahres anhand des Preisindex der Gesamtlebenshaltung aller privaten Haushalte im fruheren Bundesgebiet dadurch anzupassen, daSS er sich um die Steigerung des Vorjahres auf das jeweils abgelaufene Jahr erhoht oder erniedrigt. Die Parteien werden etwa erforderliche Genehmigungen dieser Wertsicherungsklausel einholen.

4. Die Metron Technology B.V. tritt dieser Vorruhestandsgeldzusage fur den Fall bei, daSS die Metron Technology (Deutschland) GmbH ihre
         Leistungen nicht oder nicht vollstandig erfullt.

5. Im Hinglick auf die Herrn Jaensch zugesagte (unverfallbare) betriebliche Alterversorgung verienbaren die Parteien, daSS die Leistungen aus der Pensionszusage vom 01.09.1980 mit vollendetem 63. Lebensjahr, d.h., am 02.04.2005 beginnen.

         In Abanderung der Ziff. 2 der Pensionszusage vom 01.09.1980 und Nachtrag vom 27.05.1988 gilt als pensionsfahige Dienstzeit die Zeit vom 01.02.1979 bis zur Vollendung des 63. Lebensjahres am 02.04.2005. Als ruhegeldfahiges Einkommen im Sinne der Ziff. 5 der Pensionszusage vom 01.09.1980 gilt das Jahresgrundgehalt des Jahres 1998/99 in Hohe von DM 423.240,00 brutto. Soweit sich nach Anwendung der Indexklausel Ziff. 3, 2. Absatz oben ein anderer Betrag ergibt, gilt dieser angepaSSte Betrag als ruhegeldfahiges Einkommen. Im ubrigen verbleibt es bei den Regelungen der Pensionszusage vom 01.09.1980 nebst Nachtrag vom 27.05.1988.

         Ebenso verbleibt es bei der Firmendirektversicherung der Alllianz Lebensversicherungs AG, Versicherungsschein-Nr. 111 989886, die von der Metron Technology (Deutschland) GmbH durch Fortzahlung der Versicherungsbetrage bis zum regularen Ablaufzeitpunkt weitergefuhrt wird.

         Zwischen der Metron Technology (Deutschland) GmbH und Herrn Jaensch besteht Einigkeit, daSS die zugunsten der Sicherung der
         Altersversorgung von Herrn Jaensch abgeschlossenen
         Ruckdeckungsversicherungen bei der Allianz Versicherungs AG Versicherungsvertrage-Nr. 220282256, 220282306, 224506122 und
         229475950, bei der Metron Technology (Deutschland) GmbH verbleiben und von dieser zur Absicherung der Alterssicherung genutzt werden,

         Section 11 des Anstellungsvertrages zwischen der Metron Technology (Deutschland) GmbH und Herrn Jaensch gemaSS Ziff. 6.3 des Anderungsvertrages wird insoweit geandert.

                                   2.

         Die Metron Technology (Deutschland) GmbH verpfandet jedoch die Anspruche aus den vorbezeichneten Versicherungsvertragen gemaSS beiliegender Vereinbarung Anlage 2 zur Sicherheit an Herrn Jaensch.

6. Die Metron Technology (Deutschland) GmbH verpflichtet sich, Herrn Jaensch das von diesem genutzte Dienstfahrzeug, Daimler Benz E320 T, Baujahr 1998, amtl. Kennzeichen M - T 3181, nach Herbeifuhrung der Beendigung des laufenden Leasingvertrages am 30.06.2001 zu ubereignen. Soweit und solange die Ubereignung noch nicht stattgefunden hat, bleibt Herr Jaensch zur freien Nutzung des Dienstfahrzeuges berechtigt, die Metron Technology (Deutschland) GmbH ubernimmt wahrend dieser Zeit die Kosten der Nutzung im bisherigen Umfang. Herr Jaensch erklart bereits jetzt seine Annahme der Ubereignung.

7. Herr Jaensch erhalt von der Gesellschaft den Kommanditanteil an der Golfpark Anlage Aschheim Investitions GmbH & Co. Betriebs KG, Fasanenallee, 85609 Aschheim, Eintritt 31.10.1989, DM 15.000,000 (Einlage DM 10.000,00 und Agio DM 5.000,00), ubereignet. Herr Jaensch nimmt diese Ubereignung hiermit an.

8. Herr Jaensch erhalt von der Metron Technology (Deutschland) GmbH den von ihm genutzten Laptop, Marke IBM Thinkpad, ubereignet. Er nimmt die Ubereignung hiermit an. Herr Jaensch ist im Gegenzug einverstanden, daSS ein Vertreter der Metron Technology (Deutschland) GmbH vor der Ubereignung eine vollstandige Loschung samtlicher die Metron Technology (Deutschland) GmbH bzw. die Metron Technology B.V. betreffenden Daten und Informationen vornimmt. Herr Jaensch versichert, diese Daten nicht kopiert zu haben.

9. Die Parteien sind sich daruber einig, dass Herrn Jaensch etwaig noch zustehender Urlaub bereits tatsachlich in Anspruch genommen wurde.

10. Herr Jaensch unterliegt keiner Anrechnung anderweitigen Verdienstes und keinem nachvertraglichen Wettbewerbsverbot. Er wird jedoch samtliche ihm wahrend seiner Tatigkeit bekannt gewordenen betriebsinternen Angelegenheiten, vor allem Geschafts- und Betriebsgeheimnisse, geheimhalten und zu verwerten unterlassen. Beide Seiten verpflichten sich, negative Ausserungen uber die jeweilig andere Seite zu unterlassen.

         Die Parteien sind sich weiter daruber einig, daSS im Falle der Inanspruchnahme der Metron Technology (Deutschland) GmbH bzw. der Metron Technology B.V. durch die Bundesanstalt fur Arbeit im Falle der Beantragung von Arbeitslosenleistungen durch Herrn Jaensch eine Reduzierung der monatlichen Vorruhestandsgeldzahlungen gem. Ziff. 3,
         1. Abs dieser Vereinbarung um denjenigen Betrag erfolgt, der als Erstattung vom Arbeitslosengeld der Bundesanstalt fur Arbeit zu leisten ist.

11. Die Parteien sichern sich gegenseitig zu, Stillschweigen hinsichtlich des finanziellen Inhalts dieser Vereinbarung gegenuber jedermann zu wahren, es sei denn, es besteht eine gesetzliche Auskunftsverpflichtung oder die Auskunft ist aus steuerlichen oder sozialversicherungsrechtlichen Grunden gegenuber Behorden oder zur Wahrung von Rechtsanspruchen gegenuber Gerichten erforderlich. Von der

                                   3.

         Geheimhaltungsverpflichtung ebenfalls unberuhrt bleiben Auskunfte und Informationen der Berater der Gesellschaft und deren Gesellschaftern.

12. Die Versteuerung samtlicher in dieser Vereinbarung enthaltener Leistungen der Metron Technology (Deutschland) GmbH, gleich ob (laufende) Zahlungen oder (einmaliger) Sachbezug, obliegt allein Herrn Jaensch. Hiervon unberuhrt bleibt die Verpflichtung der Metron Technology (Deutschland) GmbH zur Durchfuhrung des
         Lohnsteuerabzugsverfahrens.

         Sollten Leistungen nach dieser Vereinbarung der Sozialversicherungspflicht unterliegen - wovon die Parteien nicht ausgehen - , erfolgt die Abfuhrung des Arbeitgeber - sowie des Arbeitnehmerbeitrages an die Einzugsstelle durch die Metron Technology (Deutschland) GmbH. Besteht beim Abschlu(beta) dieser Vereinbarung oder zu einem spateren Zeitpunkt wahrend deren Laufzeit Versicherungspflicht in der gesetzlichen Rentenversicherung, ist die Metron Technology (Deutschland) GmbH berechtigt, den auf sie entfallenden (Arbeitgeber -) Betrag von den laufenden Zahlungen gem. Ziff. 3, 1.Abs. dieser Vereinbarung in Abzug zu bringen.

          Ungeachtet vorstehender Regelung verpflichtet sich Metron Technology (Deutschland) GmbH, bis zum Zeitpunkt des Auslaufes der Zahlungen gem. Ziff. 3, 1. Abs. dieser Vereinbarung Herrn Jaensch einen Zuschu(beta) zum Beitrag fur dessen private Kranken- und Pflegeversicherung in entsprechender Anwendung von Section 257 II SGB V (z.Zt. DM 474,94 monatlich) zu zahlen.

13. Metron Technology (Deutschland) GmbH verpflichtet sich, Herrn Jaensch ein wohlwollend formuliertes, qualifiziertes Arbeitszeugnis zum Zeitpunkt seines Ausscheidens auszustellen und zuzusenden.

14. Metron Technology (Deutschland) GmbH wird eine etwaige Bewerbung von Herrn Jaensch bei der Industrieorganisation SEMI nach Moglichkeit unterstutzen und fordern. Metron Technology (Deutschland) GmbH weist allerdings darauf hin, insoweit nur uber beschrankte EinfluSSmoglichkeiten zu verfugen und daher keine Zusicherungen ubernehmen zu konnen.

15. Die Parteien sind sich einig, daSS mit Erfullung der vorstehenden Verpflichtungen samtliche gegenseitigen Anspruche aus dem Anstellungsverhaltnis zwischen ihnen und aus AnlaSS ihrer Beendigung erfullt und erledigt sind.

16. Sollte eine Bestimmung dieser Vereinbarung unwirksam sein, wird die Wirksamkeit der ubrigen Bestimmungen hiervon nicht beruhrt. Die Parteien verpflichten sich, an Stelle einer unwirksamen Bestimmung eine dieser Bestimmung moglichst nahe kommende wirksame Regelung zu treffen.

17. Diese Vereinbarung unterliegt allein dem Recht der Bundesrepublik Deutschland. Alleiniger Gerichtsstand im Falle sich ergebender Streitigkeiten ist Munchen.

                                   4.

         MUNCHEN, DEN     12. FEBR. 1999

               \s\ Edward Segal
         ------------------------------------------------
         METRON TECHNOLOGY B.V./METRON TECHNOLOGY (DEUTSCHLAND) GMBH

                 \s\ Udo Jaensch
         ------------------------------------------------
         UDO JAENSCH


                                   5.

                   CANCELLATION AND EARLY RETIREMENT AGREEMENT

                            (UNOFFICIAL TRANSLATION)

         THE PARTIES TO THIS CANCELLATION AND EARLY RETIREMENT AGREEMENT (the "Agreement") after lengthy discussions have agreed to terminate their working relationship on mutually acceptable terms. Udo Jaensch was Geschaftsfuhrer [Managing Director] of MTD until March 4, 1998. At the time of this Agreement he remains a member of the Managing Board and a Managing Director B of MTBV, Managing Director of MT EDA GmbH and has an employment contract with MTD. In order to achieve the agreed goal of releasing all contractual relationships between them, the parties agree as follows:

1. The parties agree that all existing employment relationships between them, in particular the employment contract of Udo Jaensch as Geschaftsfuhrer which was certified by attorney and notary Andreas Rossbach in Frankfurt/Main on July 13, 1979, was amended by Supplementary Agreement No. 1 which was certified by attorney and notary Johann Andreas Rossbach in Frankfurt/Main on July 5, 1982 and was further modified by the [unsigned by Metron, undated] Supplementary Agreement No. 2, will end on February 15, 1999.

2. Udo Jaensch undertakes to resign his office as member of the Managing Board and Managing Director B of MTBV and his position as Geschaftsfuhrer of MT EDA GmbH with effect from February 15, 1999. Attached hereto as Annex 1 are drafts of the related documents, the originals of which are to be signed by Udo Jaensch concurrently with the signing of this Agreement. The stockholder undertakes to accept his resignation and to relieve Udo Jaensch of his liability.

3. From February 16, 1999 until his 63rd birthday on April 2, 2005, MTD undertakes to pay Udo Jaensch early retirement payments in the gross amount of DM 270,000 [~US'$152,000] per year. The payment of this amount will be made in twelve equal installments, payable at the end of each month.

         At the end of each year, the payment amount is to be adjusted by reference to the price index for the total cost of living for all private households in the former territory of West Germany and is to be increased or decreased in accordance with the change of the then prior year. The parties agree to take whatever actions may be required to adhere to the provisions of this clause, which are intended to maintain the real value of the early retirement payments.

4. MTBV undertakes to make these early retirement payments in the case where MTD does not fulfill its obligations or does not fulfill them in their entirety.

5. With regard to the non-cancelable old age Company pension promised to Udo Jaensch, the parties agree that the provisions of the pension supplement of September 1, 1980 will begin on Udo Jaensch's 63rd birthday, i.e., on April 2, 2005.

         In contra-distinction to paragraph 2 of the pension addendum of September 1, 1980 and the supplement of May 27, 1988, the pension eligible service period is deemed to run from February l, 1979 until Udo Jaensch's 63rd birthday on April 2, 2005. Udo Jaensch's pension eligible income within the meaning of paragraph 5 of the pension addendum of September 1, 1980 is the DM 423,240 (~US$238,000) gross base salary payable for [Metron's] fiscal 1999 year. Insofar as the sum payable [as early retirement] is amended by operation of the second paragraph of Clause 3, a

                                   1.

similar adjustment is to be made to the pension eligible income
[in this clause]. Otherwise the terms of the pension addendum of September 1, 1980 and the supplement of May 27, 1988 remain in effect.

         In addition, MTD remains the owner of Company policy No. 111 989886 issued by Allianz Life Insurance AG which will remain in force until its regular termination date through the further payment by MTD of the premiums due. MTD remains the owner of Allianz Insurance AG's insurance policies nos. 220282256, 220282306, 224506122 and 229475950 and MTD and Udo Jaensch are agreed that to secure the provision of an old age pension to Udo Jaensch, these policies will be used to support the provisions of a pension to Udo Jaensch and that Clause 11 of the employment contract between MTD and Udo Jaensch and also paragraph 3 of Clause 6 of the addendum will be correspondingly adjusted.

         For the assurance of Udo Jaensch, MTD further pledges its rights and claims under the above-referenced insurance policies in accordance with the agreement attached hereto as Annex 2.

6. At the end of the current leasing contract on June 30, 2001, MTD undertakes to assign to Udo Jaensch the 1998 Daimler Benz E320T motor vehicle, registration number M-T3181. For as long as the assignment has not taken place, Udo Jaensch is free to use the vehicle and MTD undertakes to pay the costs of such use in the same manner as previously. Udo Jaensch stipulates now that he will accept the assignment of the motor vehicle [when the time comes].

7. MTD will transfer to Udo Jaensch [at no cost] that certain share in the Aschheim Investment Golf Club [Golfpark Anlage Aschheim Investitions GmbH & Co. Betriebs KG, Fasanenallee, 85609 Aschheim], issued October 31, 1989 for DM 15,000 (DM10,000 paid in capital and DM 5,000 premium). Udo Jaensch hereby accepts such transfer. [MTD book value of this asset is ~US$2,000.]

8. MTD will transfer to Udo Jaensch the IBM Thinkpad owned by MTD and used by Udo Jaensch. Udo Jaensch hereby accepts such transfer. In consideration for this transfer, Udo Jaensch agrees that prior to the transfer, an employee of MTD will completely erase all data and information relating to MTD or to MTBV. Udo Jaensch warrants that he has not copied this data.

9. The parties are agreed that Udo Jaensch will be deemed to have taken any or all accrued but unused vacation to which he might otherwise be entitled.

10. Udo Jaensch is not subject to any restrictions on future employment or on post-employment business activities. Nevertheless, Udo Jaensch undertakes to hold in confidence and not to misuse all trade information to which he has had access during his employment, and in particular company and trade secrets. Both sides undertake not to make negative statements about the other. The parties are further agreed that, in the case where Udo Jaensch becomes eligible for unemployment benefits which are charged to the account of MTD and/or MTBV (as the case may be) such benefits will reduce the mandatory early retirement payment due under Clause 3, paragraph 1. From this understanding it follows that the relevant sum is deemed to be in lieu of federal unemployment benefits [if any].

11. The parties mutually undertake to keep in confidence the financial terms of this Agreement and not to disclose them to any third party save only as a result of a future legal obligation or in connection with official actions by the tax or social insurance authorities or to prove legal claims in a court proceeding. This undertaking does not apply to the advisers of the company or its shareholder.

                                   2.

12. The tax liabilities arising out of any and all payments or assignments or transfers made by MTD, whether lump sum or periodic, made by MTD pursuant to this Agreement, are the sole responsibility of Udo Jaensch. MTD remains liable for the required withholding on payments subject thereto. In the event that any payments pursuant to this Agreement are subject to social insurance tax - which the parties do not believe to be the case - MTD will be liable to withhold and pay both the employer's and the employee's share. In the event that, at the inception of this Agreement or later during its term, MTD is obliged to pay the employer's share of any social insurance tax, MTD is entitled to deduct any such payments from the periodic payments due under the first paragraph of Clause 3.

         Independently from the provisions of the previous paragraph, MTD undertakes to pay as a supplement to the payments due under the terms of the first paragraph of Clause 3 the amount of Udo Jaensch's private health care insurance within the meaning of Section 259 11 SGBV, currently DM 474.94 (~US$267) per month.

13. MTD undertakes to prepare and send to Udo Jaensch at the time of the termination of his employment a good faith employment affidavit.

14. MTD will support and further any work solicitation which Udo Jaensch makes to the industry organization SEMI. MTD draws particular attention to the fact that insofar as it has only a limited influence in this direction, it cannot offer any assurances in this regard.

15. The parties are agreed that with the completion of the foregoing undertakings all mutual claims arising out of the employment relationship and out of the consequences of its termination are fulfilled and are complete.

16. Should any provision of this Agreement be unworkable, the effectiveness of the remaining conditions will remain undisturbed. The parties undertake to replace any unworkable provision with a provision which is as near as possible to the one which is unworkable.

17. This Agreement is subject exclusively, to the law of the Bundesrepublik Deutschland. The sole forum for resolution of disputes is Munich.

Signed in Munich, this 12th day of February, 1999

BY: \s\ EDWARD SEGAL

METRON TECHNOLOGY B.V./METRON TECHNOLOGY (DEUTSCHLAND) GMBH

BY: \s\ UDO JAENSCH

UDO JAENSCH

                                   3.